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                                                                    EXHIBIT 99.1

                            VIRTUAL COMMUNITIES, INC.
                              151 West 25th Street
                               New York, NY 10001


                                LETTER OF INTENT


                                  March 31, 1999


Mr. Gregory L. Zink
President
Heuristic Development Group, Inc.
1219 Morningside  Drive
Manhattan Beach, CA 90266

RE:   PROPOSED MERGER WITH HEURISTIC DEVELOPMENT GROUP, INC.

Dear Greg:

     This Letter of Intent ("LOI") outlines the terms and conditions of a proposed merger ("Merger") of Virtual Communities, Inc., a Delaware corporation (together with its subsidiaries, "VCI"), with and into Heuristic Development Group, Inc., a Delaware corporation (together with its subsidiaries, "HDG") to occur on or before June 30, 1999 ("Closing").

1. STOCK FOR STOCK EXCHANGE. (a) Upon Closing, each holder ("VCI Holder") of outstanding VCI common stock (collectively with all of the shares of VCI common stock underlying VCI's outstanding Class A Preferred Stock, "VCI Common") shall exchange each share of VCI Common for a certain number of shares of HDG common stock ("HDG Common") as determined by the Conversion Ratio (as defined below). The Conversion Ratio will remain in effect provided that the average share price for the HDG Common on the 20 consecutive trading days that end two trading days prior to Closing is at, or above, the Transaction Price (as defined below) per HDG Common share, as measured by the closing bid prices of the HDG Common trading on the Nasdaq SmallCap Market ("Nasdaq") under the symbol "IFIT" on such 20 consecutive trading days. If the average share price contemplated by the previous sentence is below the Transaction Price either party hereto shall have the right, in its sole discretion, to terminate the Merger.

          (b) The conversion ratio ("Conversion Ratio") shall equal the VCI Valuation (as defined below) divided by the total number of VCI Common at Closing, and the result of such calculation shall then be further divided by the Transaction Price. For example, assuming a VCI Valuation of $22,000,000, the total number of VCI Common at Closing to


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Mr. Gregory L. Zink
March 31, 1999
Page 2


     be 10,336,357 shares and a Transaction Price of $1.97403, then the Conversion Ratio would be 1.07821, and therefore 11,144,714 shares of HDG Common would be issued by HDG in exchange for all of the VCI Common.

          (c) The transaction price ("Transaction Price") shall equal 1.15 multiplied by the Cash Value (as defined below) as divided by the number of HDG Primary Shares (as defined below).

          (d) The Merger contemplates a pre-merger valuation of VCI at $22,000,000 plus any additional gross proceeds raised by VCI prior to Closing through the sale of VCI common stock or common stock equivalents, ("VCI Valuation"), or $2.13 per VCI Common (assuming the total number of VCI Common at Closing to be 10,336,357 shares).

2. EXCLUSIVITY. In consideration of the parties hereto entering into this LOI, from the execution of this LOI through the earlier of the Closing or the termination of this LOI ("Termination Date"), both parties agree not to, nor to permit any of their officers, directors, employees, financial advisers, brokers, stockholders or any person acting on their behalf to, enter into any agreements, discussions or negotiations with, or provide information to, or solicit, initiate, encourage, entertain or consider any inquiries, offers or proposals from, any other corporation, firm, entity or other person, with respect to: (a) any possible disposition, sale or transfer of all or any of their businesses or assets, (b) any equity or debt financing (whether public or private), or (c) any business combinations, whether by way of merger, consolidation, share exchange or other transaction; provided, however, that VCI shall have the right to raise up to $1.5 million in equity in one or more tranches.

3. COVENANTS. (a) From the execution of this LOI through the earlier of the Closing or the Termination Date, HDG shall covenant to: (i) operate HDG consistent with past practice and use its best efforts to maintain its business and assets; (ii) prepare and issue, at HDG's sole expense, any and all press releases, public announcements, and any other news or information regarding the Merger, as reasonably requested and approved by VCI, which releases, announcements, news or other information may be lawfully disseminated to the public; (iii) not incur any debt or liabilities of any kind other than in the ordinary course of business or in furtherance of the Merger; (iv) not issue any equity, options, warrants or any other rights to acquire any such equity, options or warrants, to any corporation, entity or person other than VCI, except for the Escrow Shares, the Escrow Options, the GT Options (as defined below) or as contemplated by the terms of the definitive Merger Agreement; (v) not authorize or consummate any dividends or distributions of assets, or effect any other extraordinary corporate transaction, excluding the sale of HDG's software in an arm's length transaction in which HDG retains all of the


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Mr. Gregory L. Zink
March 31, 1999
Page 3


     proceeds from such sale; and (vi) use its best efforts to maintain HDG's current Nasdaq listings under the trading symbols "IFIT", "IFITU", "IFITW" and "IFITZ".

          (b) Beginning with the date of the execution of this LOI through the earlier of the Closing or the Termination Date, VCI shall covenant to: (i) operate VCI consistent with past practice and use its best efforts to maintain its business and assets; (ii) not incur any debt or liabilities of any kind other than in the ordinary course of business or in furtherance of the Merger; (iii) except for $1.5 million in common stock or common stock equivalents, not issue any equity, options, warrants or any other rights to acquire any such equity, options or warrants, to any corporation, entity or person; and (iv) not authorize or consummate any dividends or distributions of assets, or effect any other extraordinary corporate transaction

          (c) Beginning with the date of the execution of this LOI and continuing through the earlier of the Closing or the Termination Date, both parties hereto shall: (i) covenant to cooperate fully and promptly with the other party in furnishing any necessary information required in connection with: (A) the preparation, distribution and filing with the Securities and Exchange Commission ("SEC") with any proxy statements, information statements, and any other filings or documents required by the SEC, and (B) the preparation, distribution and filing of any filings, applications and notices which may be required by other federal, state and local government or regulatory agencies or stock exchanges in any jurisdiction; and (ii) act in a timely fashion to use commercially reasonable efforts to: (A) take all actions necessary to obtain receipt of all requisite approvals, including, without limitation, requisite shareholder approvals, and (B) prepare, distribute and file or apply for all filings or applications necessary to effect the proposed Merger.

4. MERGER TERMS. A merger agreement ("Merger Agreement") for the proposed Merger shall be drafted by VCI's counsel pursuant to, among other things, the following terms and conditions:


     a) CONDITIONS TO CLOSING. Closing of the Merger Agreement will be subject to satisfaction of customary closing conditions, including, without limitation, the following: (i) immediately prior to Closing, the HDG Common shall be publicly traded on the Nasdaq, in full compliance with all Nasdaq continued listing requirements then in effect; (ii) the average share price of the HDG Common (as measured by the closing bid prices of the HDG Common trading on the Nasdaq under the symbol "IFIT") for the 20 consecutive trading days ending 2 trading days prior to Closing is at, or above, the Transaction Price per HDG Common share; (iii) each and every HDG director, officer and employee shall tender their resignation to HDG, and such resignation shall release HDG and VCI from any and all claims, including, without limitation, claims for salaries, wages, bonuses, fees or other compensation;


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Mr. Gregory L. Zink
March 31, 1999
Page 4


          (iv) HDG's indemnification obligations to its directors and officers and obligations to such persons in their capacities as holders of HDG shares, options or warrants shall survive the Closing; (v) each party hereto shall act in a timely fashion to take all actions necessary to obtain receipt of, and shall receive, all requisite approvals, including, without limitation, requisite shareholder approvals; (vi) satisfaction of both HDG's and VCI's representations, warranties and covenants, and the execution of a definitive Merger Agreement; (vii) HDG and VCI shall each provide the other party with audited financial statements; (vii) concurrently with the Closing, HDG's name shall be changed to VCI; (viii) concurrently with the Closing, all of VCI's outstanding options and warrants shall be adjusted: (A) in number, by multiplying such number of outstanding options and warrants by the Conversion Ratio, and (B) in exercise prices, by dividing such exercise prices by the Conversion Ratio; (ix) HDG shall have a minimum of $2,750,000 in immediately available funds at Closing net of all of the following costs and fees (the amount of such net figure at Closing, "Cash Value"): (a) severance costs, bonuses or other termination fees due to directors, officers, employees, affiliates and agents, (b) costs arising out of, or involved with, the termination of any of HDG's existing businesses or operations; and (c) HDG's accounting, consultant and legal fees, except for financial advisor fees; (x) HDG will have no debt or other liabilities due or owing at Closing; (xi) both parties shall cooperate fully with the other's due diligence requests as contemplated by Section 10 hereof; (xii) concurrently with the Closing, a minimum of 75% of the aggregate of all Escrow Shares (as defined below) and all Escrow Options (as defined below) shall convert into 3 year warrants which may be exercised 6 months after issuance, each with the right to purchase one share of HDG Common at the Transaction Price in the case of each Escrow Share, and at 125% of the Transaction Price in the case of each Escrow Option; (xiii) HDG shall have a sufficient number of authorized and unissued HDG Common to exchange all of the VCI Common shares and to exchange all of the VCI Common shares and the VCI Common shares underlying all of the outstanding VCI warrants, options and convertible debt into shares of HDG Common; and (xiv) all of VCI's Class A Preferred Stock shall automatically convert into VCI Common. Any or all of the closing conditions set forth in the previous sentence may be waived in whole or in part to the extent permitted by law by the party beneffiting from such closing conditions.

     b) HDG'S REPRESENTATIONS AND WARRANTIES. In addition to customary representations and warranties, HDG shall represent and warrant as of the Closing that: (i) HDG's capital structure consists solely of the following: (a) 1,602,053 shares ("HDG Primary Shares") of HDG Common fully paid, non-assessable, issued and outstanding, (b) 349,370 shares of HDG Common fully paid, non-assessable, issued and held in escrow ("Escrow Shares"), (c) 169,508 outstanding options with exercise prices ranging from $0.50 to $1.00 per option (inclusive of 50,630 options, each with an


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Mr. Gregory L. Zink
March 31, 1999
Page 5


          exercise price of $0.50 per option ("Escrow Options"), and inclusive of 50,000 options, each with an exercise price equal to the fair market value of the underlying HDG Common at the time of grant ("GT Options")), (d) 2,000,000 Class A Warrants issued and outstanding each with an exercise price of $6.50 per Warrant, (e) 2,000,000 Class B Warrants each with an exercise price of $8.75 per Warrant, which Warrants shall issue upon the exercise of the Class A Warrants, (f) 1,500,000 Class B Warrants issued and outstanding each with an exercise price of $8.75 per Warrant, and (g) 120,000 shares of HDG Common underlying the Unit Options of the underwriter; (ii) HDG has 2,120,931 shares of HDG Common issued and outstanding on a fully diluted basis, excluding warrants and options with exercise prices above the Transaction Price; (iii) HDG has a maximum of 5,620,000 shares of HDG Common which may be issued upon the exercise of all of HDG's outstanding warrants and options with exercise prices above the Transaction Price; (iv) HDG has no existing, pending or threatened claims, orders or judgments against it, except as set forth in a schedule attached to the Merger Agreement; (v) HDG is duly incorporated in the state of Delaware, is qualified to do business and is in good standing in all jurisdictions in which it conducts its businesses, and has all necessary regulatory approvals to operate in such jurisdictions; (vi) neither the matters set forth in this LOI, nor the consummation of the Merger, will breach or interfere with any contractual or other obligations to any third party; (vii) HDG owns all of its assets free and clear of any liens or encumbrances; and
          (viii) VCI will not incur any liability in connection with the Merger to any third party with whom HDG or its agents have had discussions regarding the Merger.

     c) VCI'S REPRESENTATIONS AND WARRANTIES. In addition to customary representations and warranties, VCI shall represent and warrant as of the Closing that: (i) VCI is duly incorporated in the state of Delaware, is qualified to do business and is in good standing in all jurisdictions in which it conducts its businesses; (ii) neither the matters set forth in the LOI, nor the consummation of the Merger, will breach or interfere with any contractual or other obligations to any third party; (iii) VCI has 10,336,357 shares of VCI Common outstanding (inclusive of 1,807,081 shares of VCI Common underlying all of VCI's outstanding Class A Preferred Stock), and 2,499,626 shares of VCI Common underlying all of its outstanding warrants, options and convertible debt; (iv) VCI has no existing, pending or threatened claims, orders or judgments against it, except as set forth in a schedule attached to the Merger Agreement; (v) HDG will not incur any liability in connection with the Merger to any third party with whom VCI or its agents have had discussions regarding the Merger; and (vi) VCI owns all of its assets free and clear of any liens or encumbrances.

     d) INDEMNIFICATIONS. Each party hereto unconditionally agrees to indemnify, defend and hold harmless the other, their officers, directors, stockholders, lenders,


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Mr. Gregory L. Zink
March 31, 1999
Page 6


          employees, agents and affiliates from and against any and all liability, claim, injury, damage, cost or expense of any kind (including, without limitation, legal and other expenses incurred in connection with defending such claims), directly or indirectly related to, associated with, or arising out of: (i) claims by, or liabilities to, third parties for brokers or finders fees and expenses which arise from contacts initiated by or with the indemnifying party, (ii) any breach of representation, warranty or covenant made by the indemnifying party, or (iii) the indemnifying party's negotiations or execution of this LOI.

     e) OTHER MERGER TERMS. The Merger Agreement shall contain other customary terms, including, without limitation, a New York governing law clause, a waiver of jury trial and a waiver of the assertion of forum nonconveniens.

5. TIMING. It is contemplated that the Closing shall take place on or before June 30, 1999. The Closing will occur as soon as all conditions to such Closing as contemplated hereby and further set forth in the definitive Merger Agreement are met.

6. TERMINATION. Should the Closing not occur on or prior to June 30, 1999, then HDG and VCI may mutually elect to extend the deadline or either party may terminate this LOI through written notification to the other, and upon such termination, this LOI shall be of no further force and effect except as expressly provided herein. Notwithstanding the foregoing, the parties hereto agree to use their best efforts to promptly negotiate and execute the definitive Merger Agreement on or before April 30, 1999. If a definitive Merger Agreement is not executed by May 15, 1999, this LOI shall expire by its terms.

7. NON-DISCLOSURE. The bilateral Non-Disclosure Agreement ("NDA") by and between HDG and VCI dated March 23, 1999 remains in full force and effect. This LOI, including the terms and conditions hereof and the information exchanged between HDG and VCI in connection herewith, is deemed to constitute Confidential Information under the terms of such NDA, and therefore is subject to all of the terms of such NDA; provided, however, that neither party is precluded by this LOI or such NDA from having confidential discussions with, or making confidential disclosures to, its stockholders, key employees, legal counsel, accountants, banks and other agents, and third parties (including governmental or regulatory officials where required by law) whose consent is required in order to consummate the transaction contemplated herein, as reasonably deemed necessary by each party, respectively, in order to facilitate the transaction contemplated hereby; and provided further, that VCI shall have the right to disclose HDG's financial statements and related information, the terms of the proposed transactions contemplated herein and the identity of HDG to potential investors, analysts, investor or public relations firms of, or which may in the future be retained by, VCI. The covenants contained in this Section 9 will survive the termination of this LOI.


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Mr. Gregory L. Zink
March 31, 1999
Page 7


8. REPRESENTATIONS AND WARRANTIES. HDG hereby represents and warrants that as of the execution of this LOI all of the representations and warranties set forth in Section 4(b)(i) through 4(b)(viii), inclusive, are true and complete in all respects. VCI hereby represents and warrants that as of the execution of this LOI all of the representations and warranties set forth in Section 4(c)(i) through 4(c)(vi), inclusive, are true and complete in all respects. The covenants contained in this Section 8 will survive the termination of this LOI.

9. EXPENSES AND INDEMNIFICATIONS. Each party hereto agrees to bear the full cost of all of its own fees and expenses for the transactions contemplated hereby, including, without limitation, legal, accounting and consultants fees, provided, however, that a financial advisory fee payable to Jesup & Lamont Securities Corporation upon Closing in the amount of 8% of the Cash Value plus a 5 year warrant to purchase 160,205 shares of HDG Common shares after the Closing shall paid by the merged company as a transaction expense. Each party hereto unconditionally agrees to indemnify, defend and hold harmless the other, their officers, directors, stockholders, lenders, employees, agents and affiliates from and against any and all liabilities, claims, injuries, damages, costs or expenses of any kind, directly or indirectly related to, associated with, or arising out of: (i) such fees and expenses which arise from contacts initiated by or with indemnifying party, (ii) any breach of representation, warranty or covenant made by the indemnifying party, or (iii) the indemnifying party's negotiations or execution of this LOI. The covenants contained in this Section 9 will survive the termination of this LOI.

10. DUE DILIGENCE. From the execution of the LOI through the earlier of the Termination Date or the Closing, HDG and VCI agree to cooperate and make readily available all of the documents, key directors, officers and employees, books, records, contracts and other information necessary for each party and their representatives to conduct their due diligence investigation and to verify the representations and warranties made by the other party in this LOI and in the Merger Agreement. In the event that either party hereto does not cooperate with such due diligence investigation, or if either party's due diligence reveals some fact or set of facts that causes such party to conclude, in its sole discretion, that such party will not receive the benefits of the transactions contemplated by this LOI, then the injured party shall have the right, in its sole discretion, to terminate this LOI upon written notice to the other party.

11. NOTICES. All notices and other communications hereunder shall be in writing and shall be furnished by hand delivery, registered or certified mail return receipt requested, overnight courier or by facsimile with the original to follow the same day by registered or certified mail return receipt requested, to the parties at the addresses set forth below. Any such notice or communication shall be deemed duly given upon the date it is delivered to the addresses set forth below:


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Mr. Gregory L. Zink
March 31, 1999
Page 8


            If  to VCI:

            Virtual Communities, Inc.
            151 West 25th Street
            New York, NY  10001
            Attn:  Mr. Avi Moskowitz, President
            Facsimile: (212) 214-0550

            with a copy to:

            Morrison & Foerster LLP
            1290 Avenue of the Americas
            40th Floor
            New York, NY  10104
            Attn: Joseph Bartlett, Esq.
            Facsimile: (212) 468-7900

            If to HDG:

            Heuristic Development Group, Inc.
            1219 Morningside Drive
            Manhattan Beach, CA 90266
            Attn: Mr. Gregory L. Zink, President
            Facsimile: (561) 364-0771

            with a copy to:

            Christensen, Miller, Fink, Jacobs, Glaser, Weil & Shapiro, LLP 212 Avenue of the Stars
            18th Floor
            Los Angeles, CA  90067
            Attn: Gary Jacobs, Esq.
            Facsimile: (310) 586-0189


12. SEVERABILITY. If any term, provision, covenant or restriction contained in this LOI that is intended to be binding and enforceable is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions contained in this LOI shall remain in full force and effect and shall in no way be affected, impaired or invalidated.


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Mr. Gregory L. Zink
March 31, 1999
Page 9


13. COUNTERPARTS. This LOI may be executed in any number of counterparts each of which shall be deemed an original, but taken together shall be deemed one and the same instrument.

14. BINDING EFFECT; GOVERNING LAW. By executing this LOI, HDG and VCI acknowledge and agree to use their best efforts to negotiate promptly and in good faith the terms and conditions of the definitive Merger Agreement. Except for Sections 2, 7, 8, 9, 10, 11, 12, 13 and 14 hereof, which are intended to constitute binding and enforceable commitments to which the parties hereto intend and agree to be legally bound, this LOI is not and is not intended to constitute a contract between the parties hereto. This LOI shall be interpreted and enforced under the laws of the State of New York without giving effect to its conflict of laws.


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Please indicate your acceptance of and agreement to the terms and conditions herein by signing in the space provided below and returning the signed copy of this LOI to my attention with a copy to Doug Chertok, Esq. c/o Morrison & Foerster LLP at the addresses set forth in Section 11 hereof. This LOI will expire at 5:00 PM, Eastern Standard Time, on April 6, 1999 unless a signed copy of this LOI is returned to VCI in accord with the foregoing instructions before that time.



                                       Very truly yours,

                                       VIRTUAL COMMUNITIES, INC.

                                       By: /s/ Avi Moskowitz
                                          ----------------------
                                          Avi Moskowitz
                                          President




ACCEPTED AND AGREED TO:

HEURISTIC DEVELOPMENT GROUP, INC.

By: /s/ Gregory L. Zink
   -------------------------
   Gregory L. Zink
   President



Dated:   /d/ April 2, 1999
       ---------------------